UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 2, 2015 (Date of earliest event reported)

OCI Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36098	90-0936556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mailing Address:	Physical Address:
P.O. Box 1647 Nederland, Texas 77627	5470 N. Twin City Highway Nederland, Texas 77627

(Address of principal executive offices and zip code)

(409) 723-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Incremental Term Loan Commitment Agreement

On July 2, 2015, OCI USA Inc. (“OCI USA”), OCI Beaumont LLC (“OCIB”) and OCI Partners LP (the “Partnership”) entered into a letter agreement with Bank of America, N.A., as administrative agent and lender (the “Incremental Term Loan Commitment Agreement”). Pursuant to the terms of the Incremental Term Loan Commitment Agreement, OCIB borrowed $50.0 million as an incremental term loan (the “Incremental Term Loan”) under the Term Loan Credit Agreement dated as of August 20, 2013 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”). The Incremental Term Loan has terms and provisions identical to the existing term loans (the “Existing Term Loans”) outstanding under the Credit Agreement, and the Incremental Term Loan and the Existing Term Loans collectively comprise a single tranche of Term B-3 Loans under the Credit Agreement (the “Term B-3 Loans”). OCIB will use the proceeds from the Incremental Term Loan to fund balance sheet cash to pay for outstanding capital expenditures.

The Term B-3 Loans, as well as related fees and expenses, are unconditionally guaranteed by the Partnership. The Term B-3 Loans mature on August 20, 2019 and are subject to certain mandatory prepayment obligations upon the disposition of certain assets and the incurrence of certain indebtedness. The Term B-3 Loans, and related fees and expenses, are secured by a first priority lien on substantially all of OCIB’s assets and a pledge by the Partnership of its ownership interest in OCIB. The Term B-3 Loans are subject to mandatory repayments of 0.25% of the aggregate principal amount outstanding at the end of each fiscal quarter. Interest on the Term B-3 Loans accrues, at OCIB’s option, at adjusted LIBOR plus 4.50% per annum or the alternate base rate plus 3.25%. The Credit Agreement contains customary covenants and conditions. Upon the occurrence of certain events of default under the Credit Agreement, OCIB’s obligations under the Credit Agreement may be accelerated. In addition, OCIB may not permit, on the last day of any fiscal quarter, (i) the consolidated senior secured net leverage ratio to exceed (w) in the case of the quarter ending June 30, 2015, 2.50 to 1.00, (x) in the case of the quarter ending September 30, 2015, 2.50 to 1.00, (y) in the case of the quarter ending December 31, 2015, 2.25 to 1.00 and (z) as of January 31, 2016 and in the case of each fiscal quarter ending after December 31, 2015, 1.75 to 1.00, and (ii) the consolidated interest coverage ratio on the last day of any fiscal quarter to be less than 5.00 to 1.00.

The foregoing description of the Incremental Term Loan Commitment Agreement is not complete and is qualified in its entirety by reference to the full text of the Incremental Term Loan Commitment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Incremental Term Loan Commitment Agreement, dated as of July 2, 2015, among OCI USA Inc., OCI Beaumont LLC, OCI Partners LP and Bank of America, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCI Partners LP

	By:	OCI GP LLC, its general partner

Dated: July 7, 2015	By:	/s/ Frank Bakker
Frank Bakker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Incremental Term Loan Commitment Agreement, dated as of July 2, 2015, among OCI USA Inc., OCI Beaumont LLC, OCI Partners LP and Bank of America, N.A., as administrative agent